UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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iDNA, Inc.
(Name of Registrant as Specified in Its Charter)

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June 26, 2008

Dear Fellow Stockholder:

You are most cordially invited to attend the 2008 Annual Meeting of Stockholders of iDNA, Inc. to be held at 10:00 A.M., local time, on Wednesday, July 30, 2008, at the Reed Smith Conference Center, 599 Lexington Avenue, 22nd Floor, New York, New York 10022. If you need more specific details regarding the venue for the meeting, please contact the company by telephone at (212) 644-1400.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting to assure the presence of a quorum. Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

/s/ James J. McNamara

James J. McNamara
Chairman of the Board and
Chief Executive Officer

iDNA, INC.
415 Madison Avenue, 7th Floor
New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 30, 2008

Dear Stockholders:

The Annual Meeting of the Stockholders of iDNA, Inc. (“iDNA” or the “Company”) will be held on Wednesday, July 30, 2008, at 10:00 A.M. (EDT), at the ReedSmith Conference Center, 599 Lexington Avenue, 22nd Floor, New York, New York 10022, for the following purposes:

(1)	To elect all directors of the Company to serve until the Annual Meeting of the Stockholders to be held in 2009 and until their successors have been duly elected and qualified;

(2)	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009;

(3)	To consider and act upon a proposal to ratify and approve an amendment to our 2005 Equity Compensation Plan to increase the number of shares issuable thereunder by one million (1,000,000) shares; and

(4)	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on June 23, 2008 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to examination by any stockholder during ordinary business hours at our executive offices at 415 Madison Avenue, 7th Floor, New York, NY 10017 for a period of 10 days prior to the Annual Meeting and a copy shall be available for examination at the time and place of the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement to such effect at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Your shares cannot be voted unless they are represented by proxy or you make other arrangements to have them represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.

By Order of the Board of Directors,

/s/ Robert V. Cuddihy, Jr.

Robert V. Cuddihy, Jr.
Chief Financial Officer,
Secretary and Treasurer

New York, New York
June 26, 2008

iDNA, INC.
415 Madison Avenue, 7th Floor
New York, NY 10017

PROXY STATEMENT

General

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of iDNA, Inc., a Delaware corporation (the “Company” or “iDNA”), for use at our 2008 Annual Meeting of Stockholders (the “Annual Meeting”), and at any continuation or adjournment thereof. The Annual Meeting will be held on Wednesday, July 30, 2008, at 10:00 A.M. (EDT), at the Reed Smith Conference Center, 599 Lexington Avenue, 22nd Floor, New York, New York 10022.

We maintain principal executive offices at 415 Madison Avenue, 7th Floor, New York, NY 10017. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about June 26, 2008. Our Annual Report on Form 10-K for the fiscal year ended January 31, 2008, including financial statements for the year ended January 31, 2008, is being mailed to stockholders at the same time.

Stockholders Entitled To Vote

Holders of shares of our common stock of record at the close of business on June 23, 2008 are entitled to notice of, and to vote at, the Annual Meeting and at any and all adjournments or postponements of the Annual Meeting. Each share entitles its owner to one vote. Under Section 216 of the Delaware General Corporation Law and Article II, Section 7 of our Second Amended and Restated By-Laws, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the Annual Meeting. On the record date there were 10,585,864 shares of our common stock outstanding. Our Second Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws do not provide for cumulative voting.

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

How To Vote

If you are a stockholder of record (i.e., a stockholder who holds shares in one’s own name), you can vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board of Directors.

If your shares are held in “street name” (i.e., in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order to vote your shares.

Changing Your Vote

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to our Secretary. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Householding of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries.

This year, a number of brokers, banks and nominees with account holders who are iDNA stockholders may be householding our proxy materials. In such circumstances, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the broker, bank or nominee from one or more of the affected stockholders. We have not initiated householding with respect to the small number of our record holders, because such householding would increase our costs. If, at any time, you would like to receive a separate copy of our proxy statement and annual report, we will promptly send you an additional copy upon written or oral request directed to Robert V. Cuddihy, Jr., Chief Financial Officer, Secretary and Treasurer, at our offices located at 415 Madison Avenue, 7th Floor, New York, NY 10017, telephone (212) 644-1400. If you are a beneficial owner, you can request additional copies of the proxy statement and the Annual Report on Form 10-K for the fiscal year ended January 31, 2008. If your shares are held in “street name,” you can request a change in your householding status by notifying your broker, bank or nominee.

Stockholder Proposals, Director Nominations and Other Information

To be included in our proxy statement and proxy card for the 2009 Annual Meeting of Stockholders, stockholder proposals and director nominations must be received by us on or before February 25, 2009. Proposals and nominations should be directed to the attention of Robert V. Cuddihy, Jr., Chief Financial Officer, Secretary and Treasurer, at our offices located at 415 Madison Avenue, 7th Floor, New York, NY 10017.

In addition, if a stockholder wishes to present a proposal or a director nomination at our 2009 Annual Meeting of Stockholders which is not intended to be included in the proxy statement for that meeting, we must receive written notice of the stockholder proposal or nomination not less than fourteen (14) nor more than fifty (50) days prior to such meeting (such meeting is tentatively projected to be held in July 2009). If we do not receive timely notice of such proposal or nomination, we will retain discretionary authority to vote proxies on such proposal or nomination even if it is not specifically reflected on the proxy card and stockholders have not had an opportunity to vote on the proposal or nomination by proxy.

Stockholder Communication with our Board of Directors

Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to the Board of Directors, iDNA, Inc., c/o Henry Y. L. Toh, Lead Independent Director at 415 Madison Avenue, 7th Floor, New York, NY 10017. This information is also contained on our website at www.idnausa.com. It is our policy that all nominees or directors standing for election at an annual meeting of stockholders attend such annual meeting. All of our directors standing for election attended our 2006 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were, as of May 29, 2008, approximately 1,205 holders of record and approximately 2,912 beneficial holders of our common stock. The following table sets forth certain information that, unless otherwise noted, is as of June 23, 2008, with respect to holdings of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date, based upon currently available Schedules 13D and 13G, and other reports, filed with the Securities and Exchange Commission; (ii) each of our directors, nominees and named executive officers; and (iii) all directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned (1)	Percentage Beneficially Owned (2)

(i) Beneficial Owners:

Campus Family 2000 Trust 42 Oak Avenue Tuckahoe, NY 10707	1,883,333(3)	15.1%

(ii) Directors, Nominees and Named Executive Officers:

James McNamara 415 Madison Avenue, 7th Floor New York, New York 10017	3,635,075(4)	31.7%

John A. Gleason 415 Madison Avenue, 7th Floor New York, New York 10017	292,500(5)	2.7%

Henry Y. L. Toh 415 Madison Avenue, 7th Floor New York, New York 10017	292,500(5)	2.7%

Robert V. Cuddihy, Jr. 415 Madison Avenue, 7th Floor New York, New York 10017	500,000(6)	4.7%

James M. Augur 415 Madison Avenue, 7th Floor New York, New York 10017	382,500(7)	3.6%

Donald Shek 415 Madison Avenue, 7th Floor New York, New York 10017	82,500(7)	0.8%

(iii) All Directors and Executive Officers as a Group (6 persons)	5,185,075(8)	42.4%

(1) Pursuant to rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, an individual is considered to beneficially own shares of our common stock if he, she or it directly or indirectly has or shares (i) voting power, which includes the power to vote or direct the voting of shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise noted, we believe that all shares listed in the table are owned of record by each individual named as beneficial owner and that such individual has sole voting and dispositive power with respect to the shares of our common stock owned by him, her or it. Such person’s percentage ownership is determined by assuming that the options or convertible securities that are held by such person, and which are exercisable within 60 days from June 23, 2008, have been exercised or converted, as the case may be.

(2) Applicable percentage of beneficial ownership is based on 10,585,864 shares of common stock outstanding on June 23, 2008, unless otherwise noted.

(3) Pursuant to the terms of a $2.8 million convertible promissory note outstanding at June 23, 2008, the holder has the option to convert the note into shares of our common stock at the conversion price of $1.50 per share for an aggregate of 1,883,333 shares of common stock if fully converted.

(4) Includes 2,760,075 shares of our common stock and 875,000 shares issuable upon exercise of options.

(5) Includes 260,000 shares issuable upon exercise of options.

(6) Includes 150,000 shares issuable upon exercise of options.

(7) Includes 50,000 shares issuable upon exercise of options.

(8) Includes 3,240,075 outstanding shares and an additional 1,645,000 shares issuable upon exercise of options.

EQUITY COMPENSATION PLAN INFORMATION
(as of January 31, 2008)

The following table provides information about securities authorized for issuance under our equity compensation plans as of January 31, 2008:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,030,784(2)	$0.70	560,068
Equity compensation plans not approved by security holders	—	—	28,000
Total	3,030,784(2)	$0.70	588,068(3)

(1)	Consists of our following equity compensation plans: 1993 Equity Incentive Plan; 2003 Restricted Stock Plan; and 2005 Equity Compensation Plan.
(2)
Consists of 1,548,284 shares subject to outstanding stock options issued under our 1993 Equity Incentive Plan and 1,482,500 shares subject to outstanding stock options issued under our 2005 Equity Compensation Plan.

(3)
Consists of 155,068 shares available for issuance under our 1993 Equity Incentive Plan to our officers and employees, 28,000 shares available for issuance under our 2003 Restricted Stock Plan to our employees, and 405,000 shares available for issuance under our 2005 Equity Compensation Plan to our officers, directors, employees, consultants and advisors (not including the additional 1,000,000 shares that may become available for issuance under our 2005 Equity Compensation Plan should Proposal No. 3 be adopted at the Annual Meeting).

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to our Second Amended and Restated Certificate of Incorporation, each member of our Board of Directors is subject to election on an annual basis — at our annual meeting of stockholders — for a one year term. There are currently five members of our Board of Directors. At the Annual Meeting, all five directors are to be duly elected to hold office until the Annual Meeting of Stockholders to be held in 2009 and until their successors shall have been elected and qualified, or until any such director’s earlier death, resignation, or removal. The nominees for election to our Board of Directors are James J. McNamara, John A. Gleason, James M. Augur, Donald Shek, and Henry Y.L. Toh.

The following table sets forth biographical information for the directors of the Company, each of whom has been nominated by the Board of Directors for election at this year’s Annual Meeting of Stockholders:

Director Nominees Subject to Election at the Annual Meeting

Director Nominees for Terms Ending in 2009	Present Position, Age and Recent Business Experience

James J. McNamara
James J. McNamara, age 59, has been our Chairman of the Board and Chief Executive Officer since November 2000. Mr. McNamara has been a director of our Company since February 1998 and previously served as our Chairman from April 1998 to November 1999. Mr. McNamara has also been President of Film Management Corporation (a film company) since 1995, and he has been President and Chief Executive Officer of Celebrity Entertainment, Inc. (an entertainment company) since 1992. Mr. McNamara was Chairman of the Board and Chief Executive Officer of Princeton Media Group, Inc. (a magazine publisher) from 1994 to 1998.

James M. Augur
James M. Augur, age 72, has been a director of our Company since May 2004. Mr. Augur has been a commercial and residential architect for over 30 years. Mr. Augur currently serves as a consultant to owners and developers for land planning and architectural services and is the Chairman and President of JMA and Associates since its founding in 1973.

John A. Gleason
John A. Gleason, age 59, has been a director of our Company since April 2000. Mr. Gleason previously served as a director of our Company from February 1998 to September 1999. From 1995 to 1998, Mr. Gleason served on our Dealer Advisory Board, serving as Chairman of such panel from 1996 to 1998. Mr. Gleason has been the President and principal of Automax, Inc., an independent car dealership since 1987. Mr. Gleason has been the President of Auto Place USA Inc., DBA New Franklin, Inc., an automobile finance consulting firm, since 1992, and has been a partner in Runco Properties LLC, a real estate firm, since 2003.

Donald Shek
Donald Shek, age 58, has been a director of our Company since December 2003. Mr. Shek has been a financial consultant in private practice since January 1998. From 1993 to 2002, Mr. Shek was a registered representative for the Financial West Group, an NASD broker/dealer.

Henry Y.L. Toh
Henry Y.L. Toh, age 50, has been a director of our Company since December 1998. Mr. Toh is also a director of four other public companies: (i) C2 Global Technologies, Inc., an Internet telephone company (since 1992), (ii) Isolagen, Inc., a biotechnology company (since January 2004), (iii) Teletouch Communications, Inc., a retail provider of Internet, cellular and paging services (since December 2001), and (iv) American Surgical Holdings, Inc. (since April 2007). Since August 2005, Mr. Toh has served as a director of Labock Technologies, Inc., and from September 2004 until August 2005, Mr. Toh served as a director of Vaso Active Pharmaceuticals, Inc. Mr. Toh has been the principal officer of Four M. International, Inc. (a private investment entity) and has served as a director and Chief Executive Officer of Amerique Investments since 1992. Mr. Toh was also a director of Bigmar, Inc., a pharmaceutical company, from April 2002 to February 2004. Mr. Toh began his career with KPMG Peat Marwick from 1980 to 1992, where he specialized in international taxation and mergers and acquisitions.

The Corporate Governance and Nominating Committee of our Board of Directors has nominated, and our Board of Directors has ratified the nomination of, each of James J. McNamara, John A. Gleason, James M. Augur, Donald Shek, and Henry Y.L. Toh for election to our Board of Directors at the Annual Meeting, whose terms will expire at the next Annual Meeting of Stockholders (in 2009), if elected at the Annual Meeting.

The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. In order to be considered by the Corporate Governance and Nominating Committee, a stockholder must submit, in writing, information regarding the stockholder and the recommended candidate to the Corporate Governance and Nominating Committee, Attention: Chairman, c/o iDNA, Inc.- Secretary, 415 Madison Avenue, 7th Floor, New York, NY 10017. The information must be sent by registered mail or certified mail, return receipt requested, and should include at least the following information: the name, age, business address and residence address of the recommended candidate; the principal occupation or employment of such person; and a description of any and all arrangements or understandings between the stockholder and proposed candidate. The recommending stockholder should also include complete contact information with regard to himself or herself, indicate the number of shares of our common stock owned by the stockholder, and indicate whether the person recommended as a candidate consents to being named in the proxy statement as a nominee for director.

The following criteria have been identified by our Corporate Governance and Nominating Committee, and adopted by our Board of Directors, to guide our Corporate Governance and Nominating Committee in selecting Board nominees:

1. Directors should demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

2. Directors should have records of professional accomplishment in their chosen fields, and personal and professional reputations that complement and enhance the image and standing of iDNA;

3. Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

4. Directors must be prepared and able to participate fully in Board activities, including membership on Board of Director committees, and should therefore have sufficient time to devote to us;

5. Directors should represent the best interests of all of our stockholders, not just those of one particular constituency; and

6. At least a majority of the members of our Board of Directors should be “independent”, as defined by The Nasdaq Global Market, Inc., and should not have any real or apparent conflicts of interest in serving as a director.

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director, and there are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates director nominees based on whether the nominee is recommended by a stockholder. Candidates may come to the attention of the Corporate Governance and Nominating Committee via the recommendation of current directors, stockholders or other persons. Candidates are evaluated at meetings of the Corporate Governance and Nominating Committee and, subject to the timing details included above for consideration at our 2009 Annual Meeting, may be considered at any point during the year.

If the enclosed proxy is properly executed and received in time for the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election to our Board of Directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by our Board of Directors to replace such nominee or, in lieu thereof, our Board of Directors may reduce the number of directors. Our Board of Directors has no reason to believe that the nominees will be unable to serve if elected. The nominees have consented to being named in this proxy statement and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees set forth herein.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

CORPORATE GOVERNANCE

Independence of Directors

Four of the five members of our Board of Directors (the entire Board of Directors, with the exception of Mr. McNamara, our Chairman of the Board and Chief Executive Officer) are not affiliated with us in any capacity (except, by virtue of their directorship and beneficial stock ownership) and are therefore “independent”, as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Marketplace Rules”) and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by our Board of Directors. While we are not listed on any of the NASDAQ Global Select Market, NASDAQ Global Market or NASDAQ Capital Market and therefore are not subject to the NASDAQ Marketplace Rules, our Board of Directors believes that this standard is a useful one in assisting it in making its determination of director independence.

Meetings and Committees of our Board of Directors

During the fiscal year ended January 31, 2008, there were four (4) meetings of our Board of Directors. Each incumbent director attended at least 75% of the meetings of our Board of Directors and any committee or committees on which he or she served, during the period of time that such director served on such committee or committees. Our Board of Directors has established an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation and Stock Option Committee.

The Audit Committee currently consists of Mr. Toh, as chairman, Mr. Shek and Mr. Gleason. Messrs. Toh, Shek and Gleason are each “independent” as defined by the current NASDAQ Marketplace Rules and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by our Board of Directors. Our Board of Directors has also determined that each of Messrs. Toh and Shek is an “audit committee financial expert,” as that term is defined by the rules of the Securities and Exchange Commission, and is financially sophisticated under the NASDAQ Marketplace Rules. Pursuant to guidelines established by a written charter adopted by our Board of Directors in November 2005, a copy of which is annexed to this proxy statement as Appendix A, our Audit Committee assists our Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared, that there is consistent application of generally accepted accounting principles, and that there is compliance with management’s policies and procedures. In performing its functions, our Audit Committee meets periodically with the independent registered public accounting firm (including meeting in an executive session without management present) and management to review their work and confirm that they are properly discharging their respective responsibilities. Our Audit Committee met four (4) times during the fiscal year ended January 31, 2008. The Audit Committee Report is included below.

Our Corporate Governance and Nominating Committee currently consists of Mr. Augur, as chairman, Mr. Shek and Mr. Toh, each of whom are “independent” as defined by the current NASDAQ Marketplace Rules and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by our Board of Directors. Our Corporate Governance and Nominating Committee identifies individuals qualified to become members of our Board of Directors, reviews the qualifications of candidates and selects the director nominees for each annual meeting of stockholders. Our Corporate Governance and Nominating Committee also develops and recommends corporate governance principles to our Board of Directors, plans for and assists in the transitioning of directors on to and off of our Board of Directors, provides a review function for directors, helps prepare for management succession, and leads our Board of Directors in complying with its corporate governance principles. A copy of the Corporate Governance and Nominating Committee Charter is annexed to this proxy statement as Appendix B. Our Corporate Governance and Nominating Committee met one (1) time during the fiscal year ended January 31, 2008.

Our Compensation and Stock Option Committee (or “Compensation Committee”) currently consists of Mr. Gleason, as chairman, and Mr. Augur, each of whom is “independent” as defined by the current NASDAQ Marketplace Rules and the applicable rules of the Securities and Exchange Commission, as affirmatively determined by our Board of Directors. Our Compensation Committee considers compensation of our executive officers and directors, and considers, reviews and approves issues and matters concerning the compensation of directors and employees and the objectives and policies instituted by our Board of Directors. A copy of the Compensation Committee Charter is annexed to this proxy statement as Appendix C. Our Compensation and Stock Option Committee met two (2) times during the fiscal year ended January 31, 2008. The Compensation Committee Report is included below.

Code of Ethics

We have adopted a Code of Business Conduct, Ethics and Corporate Governance (“Code of Ethics”) (which was filed as Exhibit 99.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2005) that applies to all of our officers, directors and employees. A copy of our Code of Ethics will be provided free of charge, upon written request to the following address: iDNA, Inc., 415 Madison Avenue, 7th Floor, New York, NY 10017, Attention: Robert V. Cuddihy, Jr.

Compensation Committee Interlocks and Insider Participation

As described above, all members of our Compensation Committee are independent directors, and none of them are present or past employees or officers of ours. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers has served on our Board of Directors or our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report, in accordance with rules established by the Securities and Exchange Commission, for inclusion in this proxy statement.

The Audit Committee of the Board of Directors, which consists of Mr. Toh, as chairman, Mr. Shek and Mr. Gleason, reviews the results and scope of the annual audit and the services provided by Grant Thornton LLP, iDNA’s independent registered public accounting firm and performs such additional functions as are set forth in a written charter adopted by the Board of Directors, a copy of which is annexed to this proxy statement as Appendix A. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with iDNA’s management and Grant Thornton LLP the audited financial statements for the fiscal year ended January 31, 2008;

•	Reviewed and discussed with iDNA’s management and Grant Thornton LLP the evaluation of iDNA’s design and functioning of its internal control over financial reporting;

•	Held separate executive sessions with Grant Thornton LLP;

•	Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•
Received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Grant Thornton LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2008. The Audit Committee also recommends that iDNA’s stockholders ratify the Board of Directors’ selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2009.

Respectfully submitted,

Audit Committee

Henry Y.L. Toh, Chairman
Donald Shek
John A. Gleason

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (found below in this proxy statement) with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Compensation Committee

John A. Gleason, Chairman
James M. Augur

DIRECTOR COMPENSATION

The following table sets forth a summary of our non-employee directors’ compensation for the fiscal year ended January 31, 2008.
Director Compensation Table - Fiscal 2008

	Fees Earned of Paid in Cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- qualified Deferred Compensation	All Other Compensation	Total
Name (1,3)	($)	($)	($)		($)	($)	($)	($)

James M. Augur	$25,000	$-	$	-(2)	$-	$-	$-	$25,000
John A. Gleason	$25,000	$-	$	-(2)	$-	$-	$-	$25,000
Donald Shek	$25,000	$-	$	-(2)	$-	$-	$-	$25,000
Henry Y. L. Toh	$25,000	$-	$	-(2)	$-	$-	$-	$25,000

(1)
Reflects the dollar amount of compensation expense incurred for financial statement reporting purposes for the fiscal year ended January 31, 2008 in accordance with FAS 123R for stock option awards pursuant to our equity compensation plans. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended January 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 15, 2008.

(2)
The full grant date fair value of the stock options issued to each of our non-employee directors during the fiscal year ended January 31, 2008, calculated in accordance with FAS 123R, was $0, as no new stock options were issued to our non-employee directors during such fiscal year.

(3)
The aggregate numbers of shares subject to option awards outstanding and fully vested as of January 31, 2008 were as follows: 50,000 for James M. Augur; 260,000 for John A. Gleason; 50,000 for Donald Shek; and 260,000 for Henry Y.L. Toh.

Overview of Compensation of Directors

Under our currently-effective policy, each member of our Board of Directors (other than Mr. McNamara, who is our employee) receives compensation of $15,000 per annum. Non-employee directors serving on the Audit Committee or Compensation Committee of our Board of Directors are also entitled to additional compensation of $10,000 per annum.

All option grants made to our non-employee directors shall cease to vest if the grantee-director resigns from our Board of Directors, or the applicable committee thereof, or otherwise ceases to serve, unless our Board of Directors determines that the circumstances warrant continuation of vesting.

All options granted to non-employee directors shall vest immediately if (i) there is a change of control and (ii) the optionee will cease to serve as a member of our Board of Directors as a result of such change of control (in each case, change of control has the meaning assigned to such term in the individual option award agreement entered into by us with our respective non-employee directors).

In addition to compensation under our currently effective policy, the members of our Board of Directors are also entitled to reimbursement for all reasonable fees and expenses incurred in connection with the performance of services on behalf of us. Fees and expenses are reimbursed upon submission to iDNA of appropriate documentation for such fees and expenses in accordance with our current company policy.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The name, age and position of each person who is currently serving as an executive officer and who is not currently a director, is listed below, followed by a summary of his background and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

Name	Position and Age
Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr., age 48, has been our Chief Financial Officer and Treasurer since September 2001 and our Secretary since January 2003. Previously, Mr. Cuddihy served as an independent financial consultant to our Company from May 2001 to August 2001. From July 1987 to March 2001, Mr. Cuddihy was the Chief Financial Officer of HMG Worldwide Corporation, a company engaged in in-store marketing and retail store fixture design and manufacture, and also served as a director of such entity from February 1998 to May 2001. HMG Worldwide Corporation effected an assignment of its assets for the benefit of creditors in 2002. From July 1981 to July 1987, Mr. Cuddihy was with KPMG Peat Marwick where he last served as a senior audit manager.

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis is to describe the material elements of compensation provided to our named executive officers for fiscal year ended January 31, 2008. This analysis focuses on the compensation paid to our “named executive officers”, which is a defined term generally encompassing all persons that served as our principal executive officer or principal financial officer at any time during the year, as well as certain other highly paid executive officers serving in such positions at the end of the fiscal year. During the fiscal year ended January 31, 2008, our named executive officers consisted of (i) James McNamara, Chairman of the Board and Chief Executive Officer, and (ii) Robert V. Cuddihy, Jr., Chief Financial Officer, Secretary and Treasurer.

Overview of Compensation and Process

Our executive compensation program is designed to attract, retain, motivate and reward executives with the skills and dedication necessary to provide the leadership, strategic direction and vision to anticipate and respond to current and future market opportunities or trends. The executive compensation program design considers (i) issues pertaining to policies for allocating long-term incentive and currently paid-out compensation, (ii) the manner in which compensation is allocated between cash and non-cash compensation, (iii) an executive officer’s current and future roles, responsibilities and expectations, and (iv) an executive officer’s performance individually and as a part of the management team.

The compensation components for our executives include (i) salary, (ii) merit based performance bonuses, (iii) long term equity compensation via grants of restricted shares of our common stock and/or stock options, (iv) employee fringe benefits including health, life and disability insurance and participation in our 401(k) savings and profit sharing plan, and (v) perquisites. Our compensation program is designed to strengthen the relationship between compensation, both cash and equity-based, and performance, by emphasizing variable, at-risk compensation that is dependent upon the successful achievement of specified corporate, business unit and individual performance goals. Our compensation program is characterized by a balance between at-risk incentive cash and equity-based compensation, on the one hand, and an executive’s base compensation, on the other hand. Our compensation program is designed to be competitive with corresponding programs of other corporate communications, advertising, technology and entertainment businesses, while also providing consideration to each executive’s unique skills and contributions to our long term strategic goals.

Each fiscal year, the Compensation Committee meets, together with our executive management, in order to (i) discuss corporate and individual performance objectives for the previous year, (ii) review the performance against the objectives as well as the specific management responsibilities, (iii) establish current year corporate and individual performance objectives, and (iv) review management strategies to achieve such objectives. Through this process, the compensation elements for executives are aligned with the long term interests of our stockholders and thereby maximize stockholder value. Base compensation for each executive is established either via a mutually agreed-upon employment contract between iDNA and the executive or at a scheduled meeting of our Compensation Committee. All executive employment agreements are negotiated, reduced to writing, reviewed and approved by the Compensation Committee and confirmed by our Board of Directors prior to execution by us.

Total Overall Compensation

To assist us in establishing targeted overall compensation for our named executive officers (i.e., the aggregate level of compensation to be paid if stated performance goals are fully met), the Compensation Committee periodically engages an independent compensation consultant. During the fiscal year ended January 31, 2007, the Compensation Committee had engaged an independent compensation consultant, Michael Preston (the “Consultant”), to assist our Company in structuring a new employment agreement with our Chief Executive Officer, James McNamara. At the request of the Compensation Committee, the Consultant conducted a study of the compensation programs at various public companies in the corporate communications, advertising, technology or entertainment businesses. The selected companies had attributes similar to our Company with respect to (i) market capitalization, (ii) annual revenues, (iii) number of employees, (iv) stock price and (v) types of executive management recruited by such companies. In addition, the Compensation Committee discussed with the Consultant (i) our current and historical operations, (ii) our wind down and exit process from the now discontinued sub-prime auto finance and rental business, (iii) our entrance into the strategic communications, information services and entertainment segments, and (iv) our vision and strategic plans for the future.

The results of the Consultant’s study provided the Compensation Committee with a starting point to create a comprehensive compensation program for our Chief Executive Officer that balances the strategic vision mutually shared by all parties, while also providing due consideration to the significant contributions made by Mr. McNamara during his tenure with us and the future expectations of our Board of Directors and our Compensation Committee. As a consequence of (i) the Compensation Committee’s efforts and due diligence, (ii) the study and recommendations provided by the Consultant, (iii) the Compensation Committee’s consultation with our independent counsel, (iv) various Compensation Committee meetings and discussions and (v) direct negotiations held over a six month period of time with Mr. McNamara, the Compensation Committee developed a comprehensive compensation program for Mr. McNamara which is consistent with our compensation philosophy of balancing current base compensation with at-risk incentive cash and equity-based compensation.

The details of Mr. McNamara’s employment agreement (which, while entered into during the fiscal year ended January 31, 2007, was still effective throughout the fiscal year ended January 31, 2008 and is currently still effective), along with the employment agreement that we had previously entered into with Robert V. Cuddihy, Jr., our Chief Financial Officer, Secretary and Treasurer (and which is still effective) are described below under the heading “Employment Contracts.”

Equity Compensation

In keeping with our executive compensation program and philosophy for incentivizing the performance of our named executive officers, we have also established our 2005 Equity Compensation Plan, our 1993 Equity Incentive Plan and our 2003 Restricted Stock Plan, the terms of which are described below at length (under the heading “Stock Option and Equity Incentive Programs”). Pursuant to these plans, our named executive officers are eligible for grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock appreciation rights and restricted shares of our common stock. These equity compensation plans serve the purpose of reinforcing the alignment of interests of our named executive officers with those of our stockholders, as the value of the awards granted thereunder is linked to the value of our common stock, which, in turn, is indirectly attributable to the performance of our named executive officers.

EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation for the fiscal years ended January 31, 2008 (“Fiscal 2008”), January 31, 2007 (“Fiscal 2007”) and January 31, 2006 (“Fiscal 2006”) earned by, or paid to, our named executive officers.

SUMMARY COMPENSATION TABLE

	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James J. McNamara	2008	$590,000	$200,000	$-	$63,895 (2)	$-	$-	$27,000 (3)	$880,895
Chairman and	2007	$513,846	$-	$290,000	$75,300 (2)	$-	$-	$76,800 (3)	$955,946
Chief Executive Officer	2006	$500,000	$250,000	$-	$-	$-	$-	$95,140 (3)	$845,140

Robert V. Cuddihy, Jr.	2008	$265,000	$50,000	$-	$17,375 (4)	$-	$-	$28,532 (5)	$360,907
Chief Financial Officer,	2007	$265,000	$-	$-	$17,375 (4)	$-	$-	$30,288 (5)	$312,603
Secretary & Treasurer	2006	$265,000	$39,800	$-	$-	$-	$-	$38,307 (5)	$343,107

(*)	Employees who also served on our Board of Directors during Fiscal 2008, Fiscal 2007 or Fiscal 2006 did not receive any additional compensation for such service.

(1)
Represents the compensation expense incurred by us in the respective fiscal years in connection with the grants of shares of our common stock or stock options, as applicable, calculated in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 10 to our audited financial statements for the fiscal year ended January 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 15, 2008.

(2)
Pursuant to the terms of Mr. McNamara’s employment agreement, he received options to acquire 500,000 shares of our common stock, subject to vesting over the term of the agreement. For Fiscal 2008 and Fiscal 2007, we charged to operations $63,895 and $75,300, respectively, representing the dollar value of such option grants recognized for financial statement reporting purposes, calculated in accordance with FAS 123R.

(3)
The amounts included in all other compensation for Mr. McNamara for Fiscal 2008, Fiscal 2007 and Fiscal 2006 include (i) executive life insurance premiums of $0, $50,000 and $68,740, respectively, (ii) auto allowances of $18,000, $18,000 and $18,000, respectively, and (iii) employee benefits paid to our 401(k) savings and profit sharing plan of $9,000, $8,800 and $8,400, respectively.

(4)
During Fiscal 2007, our Board of Directors approved a grant to Mr. Cuddihy of options to acquire 150,000 shares of our common stock. These stock options are subject to vesting over three years. For Fiscal 2008 and Fiscal 2007, we charged to operations $17,375 and $17,375, respectively, for the fair value of the vested portion of the stock options granted to Mr. Cuddihy, calculated in accordance with FAS 123R.

(5)
The amounts included in all other compensation for Mr. Cuddihy for Fiscal 2008, Fiscal 2007 and Fiscal 2006 include (i) auto allowances and related expenses of $19,531, $21,428 and $29,907, respectively, and (ii) employee benefits paid to our 401(k) savings and profit sharing plan of $9,000, $8,800 and $8,400, respectively.

GRANTS OF PLAN BASED AWARDS DURING FISCAL YEAR 2008

The table reporting grants of stock and stock options to our named executive officers during Fiscal 2008 has been omitted, as we did not make any such grants to our named executive officers during such fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding stock options for iDNA’s named executive officers at January 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
								Equity	Equity
			Equity					Incentive Plan	Incentive Plan
			Incentive					Awards:	Awards:
			Plan					Number of	Market or
	Number of	Number of	Awards:			Number of	Market Value	Unearned	Payout Value
	Securities	Securities	Number of			Shares or	of Shares or	Shares, Units	of Unearned
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Shares, Units
	Unexericsed	Unexericsed	Unexericsed	Option	Option	Stock That	Stock That	Rights That	or Other Rights
	Options #	Options #	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	That Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested (#)	Vested (#)	Vested (#)

James J. McNamara	375,000		-	$0.66	12/16/2010	-	-	-	-
Chairman and	125,000		-	$0.61	11/29/2013	-	-	-	-
Chief Executive Officer	125,000		-	$0.73	11/29/2013	-	-	-	-
	-	125,000(1)	-	$0.88	11/29/2013	-	-	-	-
	-	125,000(1)	-	$1.05	11/29/2013	-	-	-	-

Robert V. Cuddihy, Jr.	75,000	75,000(2)	-	$0.52	01/23/2012	-	-	-	-
Chief Financial Officer,
Secretary and Treasurer

(1) Pursuant to the terms of Mr. McNamara’s employment agreement, these stock options vest in annual installments of 125,000 options on each of November 29, 2008 and November 29, 2009.

(2) These options vest in annual installments of 37,500 options on each of December 31, 2008 and December 31, 2009.

OPTION EXERCISES AND STOCK VESTED

The table setting forth information concerning the exercise of options and the vesting of stock awards for our named executive officers during Fiscal 2008 has been omitted, as no options were exercised by, and no stock awards vested for, our named executive officers during Fiscal 2008.

PENSION BENEFITS

The table disclosing the actuarial present value of each named executive officer's accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each named executive officer during Fiscal 2008 has been omitted because we do not have tax-qualified defined benefit plans or supplemental executive retirement plans in effect that provide benefits that cover our named executive officers. The only retirement plan available to our named executive officers in Fiscal 2008 was our qualified 401(k) Savings and Profit Sharing Plan, which was available to substantially all of our active employees.

NONQUALIFIED DEFERRED COMPENSATION

The table disclosing contributions to non-qualified defined contributions and other deferred compensation plans, and each named executive officer’s withdrawals, earnings and fiscal year-end balances in those plans has been omitted because, in Fiscal 2008, we had no nonqualified defined contribution or nonqualified deferred compensation plans or benefits in effect for our named executive officers or other employees.

Employment Contracts

James J. McNamara, Chief Executive Officer

On November 29, 2006, our Board of Directors approved, and we consummated, an employment agreement with James J. McNamara. Under the terms of the employment agreement, Mr. McNamara is employed as our Chief Executive Officer for an initial term of approximately three years, until January 31, 2010 (the “Initial Term”), with an initial base salary of $590,000 per year (the “Base Salary”), which shall increase annually by $15,000 each January 31st, beginning January 31, 2008 (each year under the employment agreement commencing January 31st, an “Employment Year”). Mr. McNamara is also entitled to receive an annual bonus of $100,000 if, at the end of a particular Employment Year, the price of our common stock exceeds the previous Employment Year’s price per share by 125%. Furthermore, Mr. McNamara is also entitled to incentive compensation of up to $200,000 in the event that we achieve certain performance objectives established by our Board of Directors. The incentive compensation may also be increased by our Board of Directors if the Board believes it appropriate to reward Mr. McNamara’s performance for a given year.

For Fiscal 2008, our Board of Directors awarded the full $200,000 of incentive compensation to Mr. McNamara under the employment agreement as a consequence of our initiation and/or completion of various strategic initiatives, including: (i) implementation of an integrated marketing system to market and cross-sell our broad range of products and services; (ii) implementation of marketing initiatives to attract new clients and retain and expand existing client relationships; (iii) implementation of a consolidation program for our New York facilities and personnel, thereby eliminating redundant expenses; (iv) the development of a program which seeks to improve our operating results through a combination of (A) new client and program initiatives and (B) a further reduction in our overhead expenses; and (v) our consummation (via our wholly owned subsidiary, iDNA Cinema Holdings, Inc.) of a secured Master Loan and Security Agreement pursuant to which we obtained a term loan in an aggregate principal amount of $4.25 million.

In addition to cash and bonus compensation, the employment agreement provided Mr. McNamara, as a signing bonus, a grant of 500,000 shares of our common stock. However, in the event of Mr. McNamara’s resignation or termination for any reason prior to the expiration of the Initial Term, we may redeem and repurchase, at the price of $0.01 per share, (i) 375,000 shares of common stock, if such resignation or termination precedes the passage of one Employment Year under the employment agreement, (ii) 250,000 shares of common stock, if such resignation or termination occurs after the passage of one Employment Year but prior to the completion of the second Employment Year under the employment agreement, or (iii) 125,000 shares of common stock, if such resignation or termination follows the completion of two Employment Years but precedes the completion of the third Employment Year under the employment agreement.

Besides the grant of shares of our common stock, the employment agreement also provided for the grant to Mr. McNamara of stock options exercisable for 500,000 shares of our common stock at the following exercise prices: (i) 125,000 options at $0.61 per share; (ii) 125,000 options at $0.73 per share; (iii) 125,000 options at $0.88 per share; and (iv) 125,000 options at $1.05 per share. The stock options, having a seven year term from the grant date, were granted (upon approval by our Board of Directors) pursuant to the terms of our 2005 Equity Compensation Plan. Of the 500,000 options granted, 125,000 options vested (and became exercisable) immediately as of the grant date, an additional 125,000 options vested on November 29, 2007, and the remaining 250,000 options are subject to vesting and become exercisable in two equal, annual installments of 125,000 options each, provided that Mr. McNamara is employed as of November 29, 2008 and 2009, respectively.

The employment agreement also provides for certain payments to Mr. McNamara in the event of a termination without cause by us or a termination for good reason by Mr. McNamara, including in the event of a Change in Control (as defined in the employment agreement). Such payments, and the terms and conditions governing such payments, are described below in the separate section titled, “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL.”

Robert V. Cuddihy, Jr., Chief Financial Officer, Secretary and Treasurer

In addition to Mr. McNamara’s employment agreement, we are party to an employment agreement with Mr. Cuddihy, our Chief Financial Officer, Secretary and Treasurer. Under the terms of the agreement, Mr. Cuddihy is employed as our Chief Financial Officer and Treasurer (he was subsequently appointed as our Secretary as well) at a base salary of $240,000 per year and a minimum annual bonus of $25,000 per year. Mr. Cuddihy is also entitled to various employee benefits, including health insurance and participation in our 401(k) plan and in related programs. The initial three year term of the agreement expired on December 31, 2004; however, the agreement has been renewed on a month-to-month basis unless ninety (90) days prior written notice of termination is provided by either party. In the event that the agreement is terminated by us without cause, Mr. Cuddihy is entitled to severance compensation, as described below in the section titled “POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL.”

During Fiscal 2008, in consideration of Mr. Cuddihy’s achievements, our Board of Directors approved the payment of a $50,000 bonus to him. Similarly, during Fiscal 2007, in recognition of his achievements, Mr. Cuddihy was granted options to acquire 150,000 shares of our common stock, based on the determination of our Board of Directors. The stock options granted to Mr. Cuddihy are subject to vesting over a three year period.

Stock Option and Equity Incentive Programs

2005 Equity Compensation Plan

Our 2005 Equity Compensation Plan (“2005 Plan”) was created in Fiscal 2006 and approved by our stockholders on January 31, 2006. The 2005 Plan provides for the granting of incentive and non-qualified stock options, stock appreciation rights, and common stock and restricted common stock awards (all of which are sometimes collectively referred to as “Grants”) to key employees, non-employee members of our Board of Directors, and to certain consultants and advisors who perform services for us. Grants may be awarded singlely, in combination or in tandem. In addition, Grants may be made in combination or in tandem with, in replacement of, or as the payment for grants or rights under any other compensation plan of ours, including the 1993 Plan (as defined below) or the plan of any acquired entity. Shares issued under the 2005 Plan may be authorized and un-issued shares, treasury shares or a combination thereof. The Compensation Committee administers this plan, along with the 2003 Plan (as defined below) and the 1993 Plan. The directors serving on the Compensation Committee must be “disinterested persons,” as defined under the 2005 Plan.

There are 2,000,000 shares of our common stock, in the aggregate, authorized for issuance pursuant to Grants under the 2005 Plan. If our stockholders approve Proposal No. 3, the total number of shares authorized for issuance under the 2005 Plan will increase by 1,000,000 shares to 3,000,000. Each stock option award or other Grant that we may issue under the 2005 Plan is subject to vesting over a specific period of time, and, in certain cases, vesting is dependent upon compliance with certain performance criteria. During Fiscal 2007, we awarded 1,605,000 stock options and other Grants to officers, non-employee directors, advisors and employees under the 2005 Plan. During Fiscal 2008, we did not grant any stock options, under the 2005 Plan, whereas, separately, Grants for a total of 10,000 shares were cancelled. As of January 31, 2008, there were 405,000 shares available for future Grants under the 2005 Plan.

1993 Equity Incentive Plan

Our 1993 Equity Incentive Plan (the “1993 Plan”) provides for the grant of incentive options, non-qualified options, stock appreciation rights, restricted stock appreciation rights, restricted stock and common stock (all of which are sometimes collectively referred to as “Awards”) to our named executive officers listed in the Summary Compensation Table above as well as to other employees of iDNA and its subsidiaries, any former employee of iDNA eligible to receive an assumed or replacement award or award settlement, and non employee members of our Board of Directors. Awards may be granted singlely, in combination or in tandem. In addition, Awards may be made in combination or in tandem with, in replacement of, or as the payment for, grants or rights under any of our other compensation plans, including the 2005 Plan and the plan of any acquired entity.

There are 2,200,000 shares of our common stock, in the aggregate, authorized for issuance pursuant to Awards under the 1993 Plan. In Fiscal 2008, Awards for an aggregate of 300,000 shares were granted to certain of our financial advisors under the 1993 Plan, while in Fiscal 2007, there were no Awards granted under the 1993 Plan.  During Fiscal 2008, Awards for a total of 133,668 shares were cancelled. As of January 31, 2007, there were 155,068 shares available for future Awards under the 1993 Plan. The shares issued under the 1993 Plan may be authorized and un-issued shares, treasury shares or a combination thereof. As with the 2005 Plan, the 1993 Plan is administered by the Compensation Committee, which must be composed solely of “disinterested persons” as defined under the 1993 Plan.

2003 Restricted Stock Plan

We also sponsor a 2003 Restricted Stock Plan (the “2003 Plan”), under which restricted stock grants may be made to our employees. The 2003 Plan authorizes the grant of up to a maximum of 400,000 restricted shares of our common stock to our employees. Shares granted under the 2003 Plan may not be sold, transferred, pledged or otherwise disposed of until they vest. Each award under the 2003 Plan vests at the rate of 20% per year over a five year vesting period. During the vesting period, unvested shares are voted by the manager of the business unit within which the grantee is employed. No shares have been granted to executive officers or directors under the 2003 Plan. For Fiscal 2004, iDNA granted an aggregate of 372,000 shares under the 2003 Plan. No further grants were made under the 2003 Plan during the fiscal year ended January 31, 2005, Fiscal 2006, Fiscal 2007 or Fiscal 2008, and no further grants have been made thereunder since January 31, 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our executive officers is party to an individual agreement with us concerning termination of the executive generally, and, more specifically, termination of the executive in the event of a change in control. Such agreement is embedded in each executive’s employment agreement with us.

James J. McNamara, Chief Executive Officer

Mr. McNamara’s employment agreement provides for certain payments to Mr. McNamara in the event of a termination without cause by us or a termination for good reason by Mr. McNamara, as follows: we will pay to Mr. McNamara, in accordance with our normal payroll payment practices, the lesser of (i) thirty months of his Base Salary or (ii) one dollar ($1) less than the amount that would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code. As a result of such termination, we shall also continue to provide Mr. McNamara with all employee benefits in which he was participating or which he was receiving from us as of the effective date of termination (or, if greater, as of the end of the prior year) for thirty months following termination. At our own election, we may make a lump sum payment of eighteen months of base compensation and employee benefits as full termination compensation pursuant to the terms of Mr. McNamara’s employment agreement.

If, upon a change in control (as defined in Mr. McNamara’s employment agreement), as a result of any payment or the vesting of any options pursuant to the terms of his employment agreement (or pursuant to any other plan, agreement or program) (collectively, a “Payment”), it is determined that Mr. McNamara would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Parachute Tax”), then Mr. McNamara shall be entitled to receive an additional payment or payments (a “Gross-Up Payment”) in an amount such that, after payment by Mr. McNamara of all taxes (including any Parachute Tax) imposed upon the Gross-Up Payment, Mr. McNamara will retain an amount of the Gross-Up Payment equal to the Parachute Tax imposed upon the Payment.

Robert V. Cuddihy, Jr., Chief Financial Officer, Secretary and Treasurer

Mr. Cuddihy’s employment agreement with us provides that in the event that the agreement is terminated by us without cause, Mr. Cuddihy will receive one year’s worth of compensation in the form of severance compensation.

401(k) PROFIT SHARING PLAN

We have adopted a tax-qualified 401(k) Savings and Profit Sharing Plan (the “401(k) Plan”). The 401(k) Plan is a defined contribution benefit program under Internal Revenue Code Section 401(k) that covers substantially all of our active employees who are at least twenty-one (21) years of age and have completed ninety (90) days of service. The 401(k) Plan allows eligible employees to contribute up to 50% of their compensation on a pre-tax basis. The 401(k) Plan provides a safe harbor matching contribution by us of (i) 100% of the first 3% of the employee’s contribution and (ii) 50% of the next 2% of the employees’ contribution, for a maximum of a 4% matching contribution. Vesting for our safe harbor matching contributions is immediate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with the terms of our Code of Business Conduct, Ethics and Corporate Governance, which was adopted by our Board of Directors on November 3, 2005, we have a written policy that requires the Audit Committee of our Board of Directors to review and approve, in advance, the terms and conditions of all related person transactions. Related person transactions to which this policy applies includes any transaction to which we may be party with any of our directors, executive officers or 5% stockholders or their respective immediate family members. In each such case, the related person is required to work with our Board of Directors and/or the Audit Committee, as appropriate, to monitor any potential conflict of interest (or appearance thereof) raised by the subject transaction and to ensure that the counter-party to the transaction is acting in the best interests of the Company and its stockholders. Although we have not entered into any transactions with any related persons since the start of Fiscal 2008 that require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission, if we were to do so in the future, any such transaction would need to be approved by the Audit Committee of our Board of Directors prior thereto. Any transaction entered into by us with any related person will need to be on commercially available terms that are as favorable to us as would be obtainable from an unaffiliated party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, directors, executive officers and any person holding more than 10% of our common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based solely on a review of the copies of such reports furnished to us, we believe that the following delinquencies and failures to file required reports had existed with respect to Section 16(a) reporting persons, but, as stated below, have all since been cured:

John A. Gleason: Mr. Gleason was late in filing a Form 3 to report his initial beneficial ownership of our securities upon his being appointed a director of the Company (in February 1998). Mr. Gleason was also late in filing a Form 4 to report our grant to him of options to purchase 75,000 shares in May 1998, options to purchase 100,000 shares in July 1999, options to purchase 35,000 shares in December 2000, options to purchase 50,000 shares in December 2006, and 32,500 shares of restricted stock in April 2008. His initial beneficial ownership was subsequently reported in a Form 3 filing (in May 2008) and the grants of options and restricted stock were subsequently reported in a Form 4 filing (in May 2008).

James M. Augur: Mr. Augur was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director of the Company (in May 2004) and was also late in filing a Form 4 reporting our grant to him of options to purchase 50,000 shares in December 2006 and 32,500 shares of restricted stock in April 2008. His initial beneficial ownership was subsequently reported in a Form 3 filing (in May 2008) and the grants of options and restricted stock were subsequently reported in a Form 4 filing (in May 2008).

Donald Shek: Mr. Shek was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director of the Company (in December 2003) and was also late in filing a Form 4 reporting our grant to him of options to purchase 50,000 shares in December 2006 and 32,500 shares of restricted stock in April 2008. His initial beneficial ownership was subsequently reported in a Form 3 filing (in May 2008), and the grants of options and restricted stock were subsequently reported in a Form 4 filing (in May 2008).

Henry Y.L. Toh.: Mr. Toh was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director of the Company (in December 1998). He was also late in filing a Form 4 to report our grant to him of options to purchase 75,000 shares in December 1998, options to purchase 100,000 shares in July 1999, options to purchase 35,000 shares in December 2000, options to purchase 50,000 shares in December 2006, and 32,500 shares of restricted stock in April 2008. His initial beneficial ownership was subsequently reported in a Form 3 filing (in May 2008) and the grants of options and restricted stock were subsequently reported in a Form 4 filing (in May 2008).

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2009. Stockholder ratification of the appointment is not required by our Second Amended and Restated Certificate of Incorporation, By-Laws or otherwise, but the Board of Directors has decided to ascertain the position of our stockholders on the appointment. Our Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the ratification of the appointment.

One or more representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from our stockholders.

AUDIT AND OTHER FEES

Our independent registered public accounting firm during the fiscal years ended January 31, 2008 and 2007 was Grant Thornton LLP. The fees billed to us by Grant Thornton LLP for the fiscal years ended January 31, 2008 (“Fiscal 2008”) and January 31, 2007 (“Fiscal 2007”) were as follows:

	Fiscal 2008	Fiscal 2007
Audit fees	$342,000	$248,000

Audit-related fees	$0	$12,000

Tax fees	$68,000	$90,000

Other fees and services	$0	$0

Total fees and services	$410,000	$350,000

Audit Fees

The fees for audit services by Grant Thornton LLP for the fiscal years ended January 31, 2008 and 2007 were $342,000 and $248,000, respectively. These fees relate to services rendered for the audit of our annual financial statements, review of our quarterly financial statements, and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees

The fees for audit-related services by Grant Thornton LLP for the fiscal years ended January 31, 2008 and 2007 were $0 and $12,000, respectively. These fees relate to assurance and related services rendered that are reasonably related to the audit and review of our financial statements for such fiscal years, exclusive of the Audit Fees described above. These fees include benefit plans and audits, assistance with registration statements, and comfort letters and consents not performed directly in connection with audits.

Tax Fees

The fees for tax services by Grant Thornton LLP for the fiscal years ended January 31, 2008 and 2007 were $68,000 and $90,000, respectively. These fees relate to tax compliance, consulting and planning services rendered during Fiscal 2008 and Fiscal 2007, including the preparation of tax returns, review of restrictions on net operating loss carryforwards and other general tax services.

All Other Fees

We did not incur fees for any services rendered by our independent registered public accounting firm, other than the fees disclosed above relating to audit, audit-related and tax services, during Fiscal 2008 or Fiscal 2007.

Audit Committee Pre-Approval Policies and Procedures

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, the Audit Committee of our Board of Directors has adopted an informal approval policy that it believes will result in an effective and efficient procedure for the pre-approval of services performed by our independent auditor.

Audit Services. Audit Services include the annual financial statement audit (including quarterly reviews) and other procedures required to be performed by the independent auditor in order for it to form an opinion as to our financial statements. The Audit Committee may pre-approve specified annual audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically approved in advance by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other items.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which historically have been provided to us by the independent auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee may pre-approve specified audit-related services within pre-approved fee levels. All other audit-related services must be approved in advance by the Audit Committee.

Tax Services. The Audit Committee may pre-approve specified tax services that the Audit Committee believes would not impair the independence of the auditor and that are consistent with Securities and Exchange Commission rules and guidance. All other tax services must be specifically approved by the Audit Committee.

All Other Services.  Other services are services provided by the independent auditor that do not fall within the established audit, audit-related and tax services categories. The Audit Committee may pre-approve specified other services that do not fall within any of the specified prohibited categories of services.

Procedures. All requests for services to be provided by the independent auditor, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to our Chief Financial Officer. The Chief Financial Officer authorizes services that have been pre-approved by the Audit Committee. If there is any question as to whether a proposed service fits within a pre-approved service category, the Chairman of our Audit Committee is consulted for a determination. Our Chief Financial Officer submits requests or applications to provide services that have not been pre-approved by the Audit Committee, which must include an affirmation by the Chief Financial Officer and the independent auditor that the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence, to the Audit Committee (or its Chairman or any of its other members pursuant to delegated authority) for approval.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF GRANT THORNTON LLP TO AUDIT THE ACCOUNTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2009.

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF
AN AMENDMENT TO OUR
2005 EQUITY COMPENSATION PLAN

On April 24, 2008, our Board of Directors approved an amendment to our 2005 Equity Compensation Plan (the “2005 Plan”) which, if approved by our stockholders, will increase the number of shares of our common stock reserved for issuance under any form of stock award under the 2005 Plan from 2,000,000 shares to 3,000,000 shares and provide that a maximum of 3,000,000 shares will be issuable as incentive stock options under the 2005 Plan. In the event that any option or other grant under the 2005 Plan expires or is otherwise terminated without having been exercised or vested in full, as the case may be, the stock not acquired under the award shall revert to and again become available for issuance under the 2005 Plan.

A description of the 2005 Plan is included below. It is not a complete statement of the 2005 Plan. The full text of the 2005 Plan was annexed as Appendix B to our Definitive Proxy Statement on Schedule 14A for our 2006 annual meeting of stockholders, filed on December 14, 2005 with the Securities and Exchange Commission (the “SEC”), which is available at the SEC’s website located at www.sec.gov. The currently proposed form of amendment to the 2005 Plan is annexed as Appendix D to this proxy statement, a copy of which is also available at the SEC’s website. If approved by our stockholders, the amendment to the 2005 Plan will be effective on the date of the Annual Meeting, July 30, 2008.

Introduction

The 2005 Plan provides our employees, non-employee directors, consultants and advisors with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights related to our stock. Unless terminated earlier by our Board of Directors or extended with stockholder approval, the 2005 Plan will terminate on October 31, 2015.

The purpose of the 2005 Plan is to give participants an ownership interest in our Company and to create an incentive for them to contribute to our growth, thereby benefiting our stockholders, and aligning the economic interests of the participants with those of our stockholders. On May 29, 2008, the closing price of our common stock was $0.14 per share.

Administration

Compensation and Stock Option Committee

The 2005 Plan is administered and interpreted by the members of the Compensation and Stock Option Committee of our Board of Directors (the “Compensation Committee”), which consists of “outside directors,” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors,” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board of Directors may ratify or approve any grants as it deems appropriate, and the Board of Directors approves and administers all grants made to non-employee directors. Our Compensation Committee may delegate authority to one (1) or more delegates as it deems appropriate.

Committee Authority

Our Compensation Committee or its delegate has the sole authority to (i) determine the individuals to whom grants are made under the 2005 Plan; (ii) determine the type, size, and terms of the grants to be made to any such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the 2005 Plan. Notwithstanding anything in the 2005 Plan to the contrary, in no event may our Board of Directors, our Compensation Committee or its delegate (A) amend a stock option to reduce the exercise price; (B) substitute a stock option for another stock option with a lower exercise price; (C) cancel a stock option and issue a new stock option with a lower exercise price to the same holder within six (6) months following the date of the cancellation; or (D) cancel an outstanding stock option with an exercise price below our stock’s fair market value for the purpose of granting a replacement equity award of a different type within six (6) months following the date of the cancellation.

Committee Determinations

Our Compensation Committee has full power and authority to administer and interpret the 2005 Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the 2005 Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The interpretations of our Compensation Committee regarding the 2005 Plan and all determinations made by our Compensation Committee pursuant to the powers vested in it under the 2005 Plan are conclusive and binding on all persons having any interest in the 2005 Plan or in any awards granted under the 2005 Plan. All powers of our Compensation Committee may be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the 2005 Plan and need not be uniform as to similarly situated individuals.

Other Equity Awards

The terms of the 2005 Plan do not impact or govern our administration of, or the rights of any holders of an option or stock award granted pursuant to our 1993 Equity Incentive Plan (the “1993 Plan”) or our 2003 Restricted Stock Plan (the “2003 Plan”). Unless otherwise provided by us and agreed to by the recipient of an award under the 1993 Plan or 2003 Plan, all awards granted pursuant to those plans continue to be governed by the terms of such plans.

Eligibility

All of our employees, including employees who are officers or members of our Board of Directors, and members of our Board of Directors who are not our employees (“Non-Employee Directors”) are eligible to participate in the 2005 Plan. Consultants and advisors who perform services for us (“Key Advisors”) are also eligible to participate in the 2005 Plan.

As of May 30, 2008, we had five (5) directors and approximately sixty-eight (68) employees, which included two (2) executive officers. In addition, we routinely utilize varying levels of consultants and advisors to conduct our normal business operations.

Shares Subject to the 2005 Plan

The 2005 Plan currently authorizes the issuance of 2,000,000 shares of our common stock pursuant to any form of grant. If the proposed amendment to the 2005 Plan is approved by our stockholders, the number of shares authorized for issuance shall be increased to 3,000,000 shares. Of such 3,000,000 shares, a maximum of 3,000,000 shares will be issuable under stock awards. Also assuming the adoption of the amendment, the maximum number of shares that will be subject to grants made to any individual under the 2005 Plan during any calendar year will be 3,000,000 shares. If any grant of shares under the 2005 Plan shall for any reason expire or otherwise terminate, in whole or part, without having been exercised in full, the stock not acquired shall revert to and again become available for issuance under the 2005 Plan.

These limits will be adjusted by the Compensation Committee for stock splits, stock dividends, recapitalizations, a merger or reorganization in which we are the surviving corporation, a reclassification or change in the par value of our stock, or other similar transactions affecting our stock. Shares used to make grants may be issued directly by us or purchased on the open market and then transferred to participants by us.

Types of Grants Available Under the 2005 Plan

The following types of grants are available under the 2005 Plan:

•	Incentive stock options;
•	Nonqualified stock options;
•	Stock appreciation rights;
•	Stock awards; and
•	Restricted stock units.

Options

The 2005 Plan provides for the award of incentive stock options and nonqualified stock options, which provide the option holder with the right to purchase shares of our common stock at a specified exercise price during a specified period of time.

Nonqualified stock options may be awarded to anyone eligible to participate in the 2005 Plan, including employees, Non-Employee Directors and Key Advisors. However, only our employees (or employees of any subsidiary) are eligible to receive incentive stock options.

Under the 2005 Plan, the exercise price of nonqualified and incentive stock options must be equal to or greater than the fair market value of a share of our common stock on the date of grant. Only $100,000 of any incentive stock options (based on the fair market value of the stock on the date(s) of grant) may first become exercisable by an employee during any calendar year. In other words, the aggregate amount of all incentive stock options granted under all of our plans that first become exercisable by a single employee in any calendar year may not exceed $100,000. Any options that exceed this limit must be nonqualified stock options. In addition, if an employee who receives an incentive stock option owns more than 10% of the voting power of our stock or the stock of a subsidiary, the exercise price must be at least equal to 110% of the fair market value of our stock on the date of grant. See “Federal Income Tax Consequences” below, which includes a discussion regarding the tax differences between a nonqualified stock option and an incentive stock option.

Option Terms

Each grant under the 2005 Plan is accompanied by a grant instrument. The grant instrument describes the type and number of grants that the option holder has been awarded and the terms and restrictions applicable to the grant. The grant instrument for an option describes when the option becomes exercisable.

Exercise of Options

The exercise term of each option is determined by our Compensation Committee and set forth in the applicable grant instrument. The term of an option may not exceed ten years; provided, however, if an option holder owns more than 10% of the voting power of our stock or the stock of a subsidiary, an incentive stock option may not have a term that exceeds five years from the date of grant. Our Compensation Committee may accelerate the exercisability of options awarded under the 2005 Plan at any time for any reason.

An option holder may pay the exercise price, as specified in the applicable grant instrument (i) in cash, (ii) through a broker by having a broker sell our common stock simultaneously with the exercise of the option, or (iii) by such other method of payment as our Compensation Committee may approve.

Termination

Unless our Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide services to, us for any reason other than death, disability or termination for misconduct, the option holder has ninety (90) days from the date of termination to exercise any vested options. If an option holder is terminated for misconduct, the option holder has thirty (30) days from the date of termination to exercise any vested options. Unless our Compensation Committee determines otherwise or an option expires by its terms within a shorter period, if an option holder ceases to be employed by, or provide services to, us on account of (i) disability, or (ii) death (during the term of service or within ninety (90) days thereafter for reasons other than termination for misconduct), the option holder has one year from the termination date to exercise any vested options. If an option holder dies while employed by, or providing services to the Company, all of the unexercised options of the person becomes immediately exercisable. Unless our Compensation Committee determines otherwise, all options that have not become exercisable on the date on which an option holder ceases to be employed by, or provide services to, us terminate. To the extent that a Company-sponsored plan or agreement provides for a longer exercise period, that exercise period applies in lieu of the exercise periods summarized in this paragraph.

Stock Appreciation Rights (SARs)

SARs give the recipient the right to receive the appreciation in the value of our stock over a specified period of time. SARs which are settled in shares of our stock are counted in full against the number of shares available for award under the 2005 Plan, regardless of the number of shares of stock issued upon the exercise and settlement of the SAR. Our Compensation Committee may grant SARs separately or in tandem with any option. Tandem SARs may be granted either at the time that an option is granted or at any time while an option remains outstanding; however, with respect to incentive stock options, tandem SARs may be granted only at the time of grant. When an option is exercised, any SARs relating to the stock covered by such option terminate. When a tandem SAR is exercised, the related option terminates to the extent of an equal number of shares of our stock.

Value

When an SAR is exercised, the holder receives an amount of our stock equal to the amount by which the fair market value of the underlying stock on the date of exercise exceeds the base amount of the SAR. Unless our Compensation Committee determines otherwise, the base amount of each SAR equals the per share exercise price of the related option, or, if there is no related option, the fair market value of a share of our common stock as of the date of grant of the SAR.

Terms

SARs are exercisable and are subject to vesting and other restrictions as specified in the applicable grant instrument. Our Compensation Committee may accelerate the exercisability of all or any outstanding SARs at any time for any reason.

Termination

Unless our Compensation Committee determines otherwise or an SAR expires by its terms within a shorter period, SARs terminate on the same terms as discussed above with respect to options.

Stock Awards

Stock awards are grants of our stock that are subject to restrictions or no restrictions, as set forth in the grant instrument. Our Compensation Committee determines whether stock awards are granted, the type of award (including restricted stock units), the number of shares that are awarded, any restrictions applicable to the stock awards and when and how the restrictions lapse. Until the restrictions lapse, stock awards cannot be sold, assigned, transferred, pledged or otherwise disposed of. Unless our Compensation Committee determines otherwise, if employment or service terminates while stock awards are subject to restrictions, any shares whose restrictions have not yet lapsed are forfeited and must be returned to us.

Qualified Performance-Based Compensation

Our Compensation Committee may determine that stock awards will be granted as qualified performance-based compensation for tax purposes. The Code limits a company’s ability to deduct compensation for each of its five highest paid executives in excess of $1 million per year. The Code provides an exception to this limit if the compensation is designated as qualified performance-based compensation. If our Compensation Committee grants stock awards that are intended to be qualified performance-based compensation, we must meet specified performance goals, designated by our Compensation Committee, in order for the qualified performance-based compensation to be payable.

Our Compensation Committee establishes the performance goals for qualified performance-based compensation, the performance period during which the goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions deemed appropriate and consistent with the 2005 Plan and legal requirements. Our Compensation Committee establishes the performance goals for qualified performance-based compensation in writing at the beginning of a performance period, or during a period that is no later than the earlier of either 90 days after the beginning of the performance period, or the date on which 25% of the performance period has been completed, or such other date that is permitted under the Code.

The performance goals are based on objective criteria such as stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria based on our meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

The performance goal results are announced for each performance period immediately following the announcement of our financial results for the performance period. If the performance goals for a performance period are not met, the grants subject to the performance goals are forfeited.

Restricted Stock Units

Restricted stock units provide a grant that represents the right of the holder to receive an amount of cash or Company stock based upon a value of the restricted stock unit, if performance goals are met, or upon a vesting schedule. A restricted stock unit is based upon the fair market value of a share of Company stock or such other measurement base as the Compensation Committee deems appropriate.

Change in Control

If a change of control (as defined in the 2005 Plan) occurs, where the Company is not the survivor corporation, unless the Company determines otherwise, (i) all outstanding options and SARs that are not exercised shall be assumed by, or replaced by the surviving corporation, and outstanding stock awards and restricted stock units shall be converted to stock awards and restricted stock units of the surviving corporation. In addition, any of the following actions may occur: (i) outstanding options and SARs shall accelerate and become exercisable in whole or in part; (ii) the restrictions and conditions on all outstanding stock awards and restricted stock units shall lapse, in whole or in part; (iii) option holders shall be required to surrender their outstanding options and SARs in exchange for a payment in cash or stock, in an amount equal to the amount by which the fair market value of the shares of Company stock subject to the option exceeds the exercise price of the options or the base amount exceeds the unexercised SAR; and (iv) after giving option holders an opportunity to exercise their outstanding options and SARs, all outstanding options and SARs shall terminate as of the date of the change of control or such other date as specified.

Transferability

Generally, grants are not transferable except upon death. Grants may only be exercised during the lifetime of the recipient and may not be transferred except by will, through the laws of descent and distribution or, in the case of grants other than incentive stock options, pursuant to a domestic relations order, if permitted by our Compensation Committee. However, our Compensation Committee may permit the transfer of nonqualified stock options to family members or a trust or other entity established for the benefit of family members of a grantee under the 2005 Plan.

Further Amendment of the Plan

The 2005 Plan may be further amended by our Board of Directors at any time. However, our stockholders must approve any amendment for which stockholder approval is required under applicable provisions of the Code or under applicable exchange requirements.

Federal Income Tax Consequences

The current United States federal income tax treatment of options and stock awards under the 2005 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the 2005 Plan. Tax laws are subject to change. Each award holder should consult with his or her personal tax advisor concerning the application of the general principles discussed below to his or her own situation and the application of other tax laws. The 2005 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a tax-qualified plan under Section 401 of the Code.

Nonqualified Stock Options

There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the underlying stock on the date of exercise. Any gain or loss realized on disposition of shares purchased upon exercise of a nonstatutory stock option is treated as a capital gain or loss for federal income tax purposes. The capital gain tax rate will depend on the length of time the participant holds the shares and other factors. We generally are entitled to a corresponding federal income tax deduction.

If a participant surrenders shares underlying a nonqualified stock option to pay the exercise price, such person recognizes no gain or loss on the surrendered shares, and his or her basis and holding period for the surrendered shares continues to apply to that number of new shares equal to the surrendered shares. To the extent that the number of shares received upon the exercise of the option exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, is includible in gross income. The basis in the excess shares equals the sum of the cash paid upon the exercise of the stock option plus any amount included in the exercising person’s gross income as a result of the exercise.

Incentive Stock Options

There generally are no federal income tax consequences upon the grant of an incentive stock option. A recipient does not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price is included in alternative minimum taxable income.

Income is recognized upon the sale of stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the person recognizes long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. We are not entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), the gain recognized on the disposition is taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and, generally, we are entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income is long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant surrenders shares received upon the exercise of a prior incentive stock option to pay the exercise price of any option within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise price results in income (or loss) to the participant and, to the extent of recognized income, a tax deduction for us. If a participant surrenders the shares after the holding period requirements are met, or if a participant surrenders shares that were not received upon the exercise of an incentive stock option, the participant recognizes no gain or loss on the surrendered shares, and the basis and the holding period for the surrendered shares continues to apply to that number of new shares that is equal to the surrendered shares. The holding period for purposes of determining whether a participant has a disqualifying disposition for the new shares when the participant sells the shares begins on the date the shares were exercised. To the extent that the number of shares received exceeds the number of shares surrendered, the basis in the excess shares equals the amount of cash, if any, paid for such excess shares and the holding period with respect to the excess shares begins on the date the shares were exercised.

Stock Appreciation Rights

There generally are no federal income tax consequences upon the grant of an SAR. Upon exercise of an SAR, the participant recognizes ordinary compensation income equal to the fair market value of any shares received. We generally are entitled to a corresponding federal income tax deduction at the time of exercise of the SAR.

When a participant sells any shares acquired by the exercise of an SAR, he or she has capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted tax basis in the shares (the amount of ordinary income recognized at the time of exercise of the SAR).

Stock Awards

If a participant receives restricted stock awards, he or she generally does not recognize taxable income, and we are not entitled to a deduction, until the stock is transferable or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant recognizes ordinary income in an amount equal to the fair market value of the shares (less any amounts paid for the shares) at that time, and generally, we are entitled to a deduction in the same amount.

However, a participant may elect to recognize ordinary income in the year when the restricted stock awards are granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at that time, determined without regard to any restrictions. In that event, we generally are entitled to a corresponding deduction in the same year. Any gain or loss recognized by a participant upon a later disposition of the shares is a capital gain or loss.

If a participant receives stock awards that are not subject to a substantial risk of forfeiture or are transferable at grant, the participant recognizes ordinary income on the value of the shares at the date of grant. We are generally entitled to a corresponding tax deduction.

Tax Withholding

We have the right to deduct from all grants or other compensation payable to a participant any taxes required to be withheld with respect to grants under the 2005 Plan. We may require that a participant pay to us the amount of any required withholding. Our Compensation Committee may permit a participant to satisfy our tax withholding obligation with respect to a grant by having shares withheld. However, the value of shares withheld may not exceed the minimum required tax withholding amount.

Transfer of Stock Options

A participant may be permitted to transfer nonqualified stock options to family members or a trust or other entity established for the benefit of family members, consistent with applicable law. The tax consequences of stock option transfers are complex and should be carefully evaluated by a participant with the advice of his or her tax advisor.

Generally, a participant does not recognize income at the time such participant makes a gift of a nonqualified stock option to a family member or a trust or other entity. When the transferee later exercises the option, the transferor (and not the transferee) must recognize ordinary income on the difference between the fair market value of the stock and the exercise price.

For federal gift tax purposes, if an option is transferred before the option has become exercisable, the transfer is not considered by the Internal Revenue Service to be a completed gift until the option becomes exercisable. The value of the gift is determined when the option becomes exercisable. Gifts of options may qualify for the $12,000 gift tax annual exclusion. If a participant dies after transferring an option in a completed gift transaction, the transferred option may be excluded from the participant’s estate for estate tax purposes if the applicable estate tax requirements have been met.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION AND APPROVAL OF AN AMENDMENT TO OUR 2005 EQUITY COMPENSATION PLAN INCREASING THE NUMBER OF SHARES ISSUABLE THEREUNDER BY ONE MILLION (1,000,000) SHARES.

OTHER MATTERS

Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

We will bear the cost of preparing and mailing the enclosed material. We may use the services of our officers and employees (who will receive no additional compensation) to solicit proxies. We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse banks and brokers for their out-of-pocket expenses. We have retained our transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of approximately $3,000.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Upon request, we will furnish, without charge, by first class mail, a copy of our Annual Report on Form 10-K for the year ended January 31, 2008, including financial statements and schedules thereto, to each of our stockholders of record on June 23, 2008 and to each beneficial stockholder on that date. Such requests are to be made to Robert V. Cuddihy, Jr., Chief Financial Officer, Secretary & Treasurer, at our offices located at 415 Madison Avenue, 7th Floor, New York, NY 10017 or by telephone at (212) 644-1400. We will mail such materials within one business day of our receipt of the request. A reasonable fee will be charged for copies of requested exhibits.

By Order of the Board of Directors,

Robert V. Cuddihy, Jr.
Chief Financial Officer, Secretary and Treasurer

New York, New York
June 26, 2008

P	iDNA, INC.

R	PROXY CARD

O	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2008
X

Y

The undersigned hereby: (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of iDNA, Inc. (the “Company”) to be held on July 30, 2008 and the Proxy Statement in connection therewith, each dated June 26, 2008; (b) appoints James J. McNamara and Robert V. Cuddihy, Jr., and each of them with power of substitution, as Proxies; (c) authorizes the Proxies to represent and vote, as designated hereon, all the shares of Common Stock of the Company, held of record by the undersigned on June 23, 2008, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF PROPOSALS 1, 2 AND 3.

1. Election of Directors

DIRECTOR- NOMINEES:

James J. McNamara	☐ FOR ☐ WITHHOLD AUTHORITY
James M. Augur	☐ FOR ☐ WITHHOLD AUTHORITY
John A. Gleason	☐ FOR ☐ WITHHOLD AUTHORITY
Donald Shek	☐ FOR ☐ WITHHOLD AUTHORITY
Henry Y. L. Toh	☐ FOR ☐ WITHHOLD AUTHORITY
_________________________________________

2. Ratification of GRANT THORNTON LLP as the Company’s independent auditors

☐ FOR ☐ AGAINST  ☐ ABSTAIN

3.	Ratification of an amendment to the 2005 Equity Compensation Plan increasing the number of shares issuable thereunder by one million (1,000,000) shares

☐ FOR ☐ AGAINST  ☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

☐ Check here if you plan to attend the meeting

SIGNATURE(S)_________________________________

SIGNATURE(S)_________________________________

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATE_________________________________________

APPENDIX A

iDNA, INC.
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (or the “Committee”) appointed by the Board of Directors (the “Board”) of iDNA, Inc. (the “Company”) shall oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Committee Composition and Member Qualifications

The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence requirements of Rules 4350(d)(2) and 4200(a)(15) of The Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Marketplace Rules”) and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. All members of the Audit Committee shall be sophisticated in financial matters and shall able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.  In addition, at least one member of the committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be an “audit committee financial expert” as defined by the rules promulgated by the SEC.

Notwithstanding the above requirements, one director who does not meet the definition of independence as set forth in Nasdaq Marketplace Rule 4200, but who does meet the criteria set forth in Section 10A(m)(3) under the Exchange Act and the rules thereunder, and who is not a current officer or employee of the Company or an immediate family member of such person, may serve for no more than two years on the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this “exceptional and limited circumstances” exception, as well as the nature of the individual’s relationship to the Company and the basis for the Board’s determination, shall be disclosed by the Company in its next annual proxy statement following such determination by the Board.

In addition, if an Audit Committee member ceases to be independent as defined under Rule 10A-3(b)(1) under the Exchange Act and Nasdaq Marketplace Rule 4350(d)(2) for reasons outside the member’s reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent.  If the Company falls out of compliance with the requirements regarding Audit Committee composition under Nasdaq Marketplace Rule 4350(d)(2)(A) due to a single vacancy on the Audit Committee, and is not already relying upon the cure period with respect to a non-independent member of the Committee (as described in the previous sentence), the Company shall have until the earlier of its next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure in compliance to rectify the Committee’s composition by filling the vacancy with a new member meeting the required qualifications.   The Company shall provide notice to Nasdaq immediately upon learning of the event or circumstance that caused non-compliance with the Audit Committee composition requirements if it expects to rely on either of the provisions allowing for the cure period described above.

In addition to, not limitation of, the foregoing, the Committee’s composition shall at all times comply with the relevant rules and regulations of the SEC, the Nasdaq Marketplace Rules (until such time as the Company’s securities are listed on an exchange other than Nasdaq), the New York Stock Exchange or any other national securities exchange to which the Company is, or may become, subject.

The members of the Audit Committee shall be appointed and may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines necessary but not less frequently than on a quarterly basis. The Audit Committee shall meet periodically in separate executive sessions with the Company’s management, the Company’s internal auditors and the Company’s independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate.  The Audit Committee may request that any officer or employee of the Company or the Company’s outside counsel or independent auditor attend a meeting of the Audit Committee or meet with any members of, or consultants to, the Audit Committee.

Compensation

Members of the Audit Committee shall be eligible for compensation in amounts up to $10,000 per year for service thereon, such compensation to be in addition to the payments for which such members shall be eligible based upon their service as members of the Board at large.

Committee Authority and Responsibilities- Generally

The Audit Committee shall have the sole authority to appoint, determine funding for, retain and oversee the Company’s outside, independent auditor (subject to shareholder ratification at the annual meeting of shareholders).  The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between the Company’s management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor,  subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to engage and determine funding for independent legal, accounting or other advisors.  The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement and Disclosure Matters

The Audit Committee, to the extent it deems necessary or appropriate, shall:

•
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•
Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•
Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

•	Review and discuss quarterly reports from the independent auditor on:

o  all critical accounting policies and practices to be used;

o  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;  and

o other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•
Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be conducted in a general manner (consisting of discussions regarding the types of information to be disclosed and types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•
Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during the process leading up to their certifications for the Company’s Forms 10-K and 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein, any changes in internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Review expense records of the Company’s senior management.
Review and evaluate the lead partner of the independent auditor team.

Oversight of the Company’s Relationship with the Independent Auditor

•
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•
Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for purposes of taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

•
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

•	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

•	Implement appropriate systems to coordinate the internal audit function and the internal audit staff with the Company’s independent auditor.

Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated (i.e., a finding by the independent auditor that an illegal act has occurred).

•
Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Compliance with Rules of SEC and the Company’s Exchange

The Audit Committee shall comply with the relevant rules and regulations of the SEC, the Nasdaq Marketplace Rules (until such time as the Company’s securities are listed on an exchange other than Nasdaq or Nasdaq’s Over-the-Counter Bulletin Board), the New York Stock Exchange or any other national securities exchange to which the Company is, or may become, subject.

Limitation of Audit Committee’s Role

Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Those are the responsibilities of the Company’s management and the Company’s independent auditor.

APPENDIX B

iDNA, INC.
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Purpose

The purpose of the Corporate Governance and Nominating Committee (the “Committee”) of iDNA, Inc. (the “Company”) is to (1) identify qualified individuals to become members of the Company’s Board of Directors (the “Board”), (2) select the director nominees to be presented for election at each annual meeting of shareholders, (3) regularly develop, review and recommend to the Board a set of corporate governance policies applicable to the Company, and (4) provide oversight for the evaluation of the performance of the Board.

Committee Membership and Organization

The Committee shall be compose of two or more directors, each of whom shall meet the independence requirements of Rules 4200(a)(15) of The Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Marketplace Rules”).  The Committee members shall be appointed by the Board and may be removed by the Board in its discretion in accordance with the Company’s By-Laws, as in effect at such time. The Chairman of the Committee shall be designated by the Board. The Board shall affirmatively determine at all times required under the Nasdaq Marketplace Rules that the members of the Committee are independent. As more fully set forth in the Nasdaq Marketplace Rules, independent directors must not have any current or past relationships with the Company which would interfere with their exercise of independent judgment and must not otherwise fail to meet the independence standards set forth in the Nasdaq Marketplace Rules.

Committee Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may also act by unanimous written consent as the Committee may decide. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company’s By-Laws (the “By-Laws”), unless otherwise stated in the By-Laws or in a resolution of the Board or the Committee. The Committee, as it may determine to be appropriate, may meet in separate executive sessions with other directors, the Chairman of the Board, the Chief Executive Officer and other Company employees, agents or representatives invited by the Committee.

Committee Responsibilities and Authority

The Committee shall have the following authority and responsibilities:

(a) Nominations and Qualifications of Directors

(1) Prior to each annual meeting of shareholders, following determination by the Board of the number of directors to be elected at such meeting, the Committee shall identify individuals qualified to stand for re-election or to become new members of the Board, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time; the Committee shall evaluate incumbent directors whose terms are expiring at the meeting and consider their qualifications to stand for re-election; and the Committee shall evaluate nominees for election to the Board submitted by shareholders in accordance with procedures adopted by the Committee, the By-Laws of the Company, and applicable law.

(2) In the event of a vacancy on the Board, following determination by the Board that such vacancy shall be filled, the Committee shall identify individuals qualified to fill such vacancy, consistent with any qualifications, expertise and characteristics which may have been approved by the Board or determined by the Committee from time to time.

(3) Before selecting any nominee for director, the Committee shall review the candidate’s availability and willingness to serve. In light of its responsibility outlined above, the Committee shall seek candidates with the following minimum qualifications:

•	a candidate must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
•	a candidate must be prepared to represent the best interests of all of the Company’s shareholders, not just those of one particular constituency;
•	a candidate must have a record of professional accomplishment in his or her chosen field; and
•	a candidate must be prepared and able to participate fully in Board activities, including membership on Board committees.

In addition to the above guiding qualifications, the Committee’s decisions regarding Board nominations shall be based upon the belief that it is important to have directors from various backgrounds and professions in order to ensure that the Board has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements are very important.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain any search firm to assist in identifying and evaluating director candidates and to retain independent legal counsel and any other advisors. The Company shall provide adequate funding, as determined by the Committee, for payment of compensation for any advisors retained by the Committee.

(b) Committees and Appointments

If and when requested periodically by the Board, the Committee shall identify and recommend to the Board the appointees to be selected by the Board for service on the Audit, Compensation and Stock Option, Corporate Governance and Nominating and other key committees of the Board. The Committee shall recommend to the Board changes as appropriate, whether in the creation of additional committees or elimination of existing committees.

(c) Board Size

The Committee shall periodically review the size of the Board and recommend to the Board any adjustments in size as deemed appropriate.

(d) Governance Policies

The Committee shall regularly assess and evaluate the corporate governance principles to be recommended to the Board and which are appropriate for the Company in light of the Nasdaq Marketplace Rules, the rules and requirements under the Securities Exchange Act of 1934, as amended and the nature of the Company’s business, including principles to be incorporated into the Company’s Code of Business Conduct, Ethics and Corporate Governance. The Committee shall advise the Board as to the means to be employed in implementing such principles.

Reports

The Committee shall make regular reports to the Board and shall propose any necessary action to the Board.

Annual Charter Review and Performance Review

The Committee shall review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board. The Committee shall evaluate the Committee’s own performance on an annual basis and provide a report regarding such evaluation to the Board.

APPENDIX C

iDNA, INC.
COMPENSATION AND STOCK OPTION COMMITTEE CHARTER

1. Purpose

The basic responsibility of the Compensation and Stock Option Committee of the Board of Directors (the “Committee”) of iDNA, Inc. (the “Company”) is to review the performance and development of the management of the Company in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.

2. Composition of the Committee

The Committee will consist of two or more directors, each of whom shall be (a) an “independent director” as required by the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), (b) a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (c) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “IRS Code”). Each appointed Committee member will be subject to annual reconfirmation by the Board of Directors of the Company (the “Board”) and may be removed by the Board at any time. The Committee’s composition shall at all times comply with the relevant rules and regulations of the United States Securities and Exchange Commission (“SEC”), the Nasdaq Marketplace Rules (until such time as the Company’s securities are listed on an exchange other than Nasdaq or Nadsaq’s Over-the-Counter Bulletin Board), the New York Stock Exchange or any other national securities exchange to which the Company is, or may become, subject.

3. RESPONSIBILITIES AND DUTIES

In carrying out its purpose, the Committee will have the following responsibilities and duties:

•	Review annually and approve the Company’s compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to company growth and profitability.

•	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

•
Review annually and determine the individual elements of total compensation for the Chief Executive Officer and all other officers (as such term is defined in Rule 16a-1(f) under the Exchange Act) of the Company, and communicate in the annual Board Compensation and Stock Option Committee Report-- to be issued to the Board and shared with the Company’s shareholders-- the factors and criteria on which the Chief Executive Officer’s and all other executive officers’ (as such term is defined in Rule 3b-7 under the Exchange Act ) compensation for the last year was based. The approval of senior executive compensation by the Committee shall be in addition to the approval required from the Company’s independent directors under Article III, Section 9(c) of the Company’s By-Laws.

•	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers.

•
Review and recommend compensation for non-employee members of the Board, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites, subject to the restrictions on such compensation set forth in the Company’s By-Laws.

•	Make and approve stock option grants and other discretionary awards under the Company’s stock option or other equity incentive plans to all persons who are Board members or officers.

•
Review and implement an appropriate combination of cash compensation (base salary and bonus) and non-cash compensation designed to give performance incentives based upon the Company’s revenues, earnings, common stock price or other appropriate criteria.

•
Grant stock options and other discretionary awards under the Company’s stock option or other equity incentive plans to all other eligible individuals in the Company’s service. Any grants of stock options to directors or officers shall be subject to the Committee’s approval and shall be made in compliance with relevant SEC rules and regulations and Nasdaq rules and regulations (unless the Company’s shares are hereafter traded on an exchange other than Nasdaq, in which case the Nasdaq rules and regulations shall not apply). The Committee may delegate to one or more corporate officers designated by the Committee the authority to make grants to eligible individuals (other than any such corporate officer) who are not officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any corporate officer(s) to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

•
Amend the provisions of the Company’s stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

•	Approve for submission to the shareholders stock option or other equity incentive plans or amendments thereto.

•
Oversee and periodically review the operation of all of the Company’s employee benefit plans, including but not limited to the 2005 Equity Compensation Plan, the 1993 Equity Incentive Plan, and the 2003 Restricted Stock Plan. Responsibility for day-to-day administration of such plans, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, need not be performed by the Committee directly and may be performed by Company personnel instead.

•
Ensure that the Company’s annual incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to officers of the Company, total funds reserved for payment under the plan, and potential qualification under IRS Code Section 162(m), including the certification that any performance goals were satisfied.

•
Review matters related to management performance, compensation and succession planning (including periodic review and approval of Chief Executive Officer and other officer succession planning) and executive development for executive staff.

•
Approve senior executive separation packages and senior executive severance benefits (in conjunction with the approval required from the Company’s independent directors under Article III, Section 9(c) of the Company’s By-Laws), whether such packages or benefits are within or outside of the ordinary limits of the Company’s incentive compensation plan.

•	Have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.

•
Obtain such data or other resources as it deems necessary to perform its duties, including but not limited to obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s officers and other key employees.

•
Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law.

•	Perform any other activities consistent with this Charter, the Company’s By-Laws and relevant law as the Committee or the Board deems necessary or appropriate.

•	Review the Committee’s Charter from time to time and recommend any changes thereto to the Board.

•	Report to the Board on the major items covered at each Committee meeting.

Notwithstanding the foregoing, any action of the Committee may be subject to Board review and may be revised, modified or rescinded by the Board.

4. Committee Meetings

The Committee will meet at least on an annual basis, or more frequently as is may deem advisable or necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or by the management of the Company. Minutes of each meeting will be kept and duly filed together with the records of the meetings of the Board. Reports of meetings of the Committee will be made to the Board at the Board’s next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board approved by the Committee. The Chief Executive Officer of the Company may not be present during voting or deliberations by the Committee.

The Committee will also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter. A majority of the total number of members of the Committee shall constitute a quorum at all Committee meetings, and the actions, recommendations and findings approved by a majority of the members of the Committee shall be binding upon the Committee.

5. Compliance with Rules of SEC and the Company’s Exchange

The Committee shall comply with the relevant rules and regulations of the SEC, the Nasdaq Marketplace Rules (until such time as the Company’s securities are listed on an exchange other than Nasdaq), the New York Stock Exchange or any other national securities exchange to which the Company is, or may become, subject.

APPENDIX D

AMENDMENT 2008-1 TO THE iDNA, INC.
2005 EQUITY COMPENSATION PLAN

WHEREAS, iDNA, Inc. (formerly known as National Auto Credit, Inc.) (the “Company”) maintains the iDNA, Inc. 2005 Equity Compensation Plan (the “Plan”) to provide (i) designated employees of the Company and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights;

WHEREAS, the Plan currently provides that the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 2,000,000 shares;

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Company Stock that may be issued or transferred under the Plan by 1,000,000 shares to a total of 3,000,000 shares of Company Stock and to provide that all 3,000,000 shares may be issuable as incentive stock options; and

WHEREAS, pursuant to Section 13(a) of the Plan the Company may amend the Plan.

NOW THEREFORE, effective as of July 30, 2008, the Plan shall be amended as follows:

1. The first sentence of Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“Shares Authorized. Subject to adjustment as described below, (i) the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under any forms of Grants under the Plan is 3,000,000 shares, (ii) the maximum aggregate number of shares of Company Stock that may be issued under the Plan under Incentive Stock Options is 3,000,000, and (iii) the maximum aggregate number of shares of Company Stock that may be issued under the Plan under awards other than Options and SARs is 3,000,000 shares.”

IN WITNESS WHEREOF, iDNA, Inc. has caused this Amendment 2008-1 to be duly executed as of the day and year first written above.

Attest:	iDNA, Inc.
_______________________________	By:	________________________________
	Name:	________________________________
	Title:	________________________________